UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2010

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Allergan, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 29, 2010 and there were present in person or by proxy 256,751,876 votes, representing 84.42% of the total outstanding eligible votes. At the Annual Meeting, the Company’s stockholders elected four directors to the Company’s Board of Directors, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010, and approved each of the four Company proposals regarding the Company’s Restated Certificate of Incorporation, each as more fully described below.

Item No. 1: Election of four Class III directors to serve for three-year terms until the Company’s annual meeting of stockholders in 2013

Directors	For	Against	Abstain	Broker Non-Votes
Michael R. Gallagher	239,288,235	3,846,877	274,293	13,342,472
Gavin S. Herbert	239,011,524	3,999,056	398,825	13,342,472
Dawn Hudson	240,334,204	2,834,774	240,427	13,342,472
Stephen J. Ryan, M.D.	241,189,766	1,968,525	251,114	13,342,472

The following directors continue to serve on the Board of Directors with terms expiring as set forth opposite their names:

Continuing Directors	Term Expires
Deborah Dunsire, M.D.	2011
Trevor M. Jones, Ph.D.	2011
Louis J. Lavigne, Jr.	2011
Leonard D. Schaeffer	2011
Herbert W. Boyer, Ph.D.	2012
Robert A. Ingram	2012
David E.I. Pyott	2012
Russell T. Ray	2012

	For	Against	Abstain	Broker Non-Votes
Item No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010	254,797,046	1,621,836	332,994	0

Item No. 3: Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote requirement to remove directors for cause	255,907,869	358,865	485,142	0

Item No. 4: Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority vote requirement to approve certain business combinations	255,451,597	651,939	648,340	0

Item No. 5: Approval of an amendment to the Company’s Restated Certificate of Incorporation to implement a majority vote requirement to amend the Company’s Restated Certificate of Incorporation	255,644,620	566,598	540,658	0

Item No. 6: Approval of the amendment and restatement of the Company’s Restated Certificate of Incorporation	255,681,619	501,035	569,222	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	April 30, 2010	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Assistant Secretary